Exhibit 3.4

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”), effective as of February 18, 2011, is entered into by Atlas Pipeline Holdings GP, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

WHEREAS, Section 13.1(a) of the Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Holdings, L.P. (the “Partnership”), dated as of February 17, 2011 (the “Partnership Agreement”), provides that the Company, without the approval of any Partner, may amend any provision of the Partnership Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect a change in the name of the Partnership;

WHEREAS, the Board of Directors of the Company has determined to change the name of the Partnership to “Atlas Energy, L.P.”; and

WHEREAS, the Company has filed an amendment to the Certificate of Limited Partnership with the Secretary of State of the State of Delaware to reflect the change in the name of the partnership.

NOW, THEREFORE, it is hereby agreed as follows.

A. Amendment. All references to “Atlas Pipeline Holdings, L.P.” in the Partnership Agreement are hereby replaced with references to “Atlas Energy, L.P.”

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ATLAS ENERGY, L.P.

By:	Atlas Pipeline Holdings GP, LLC

By:

/s/ Eugene N. Dubay
Name: Eugene N. Dubay
Title: President and Chief Executive Officer

Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership